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MANNINNG  ELLIOTT                           11th floor, 1050 West Pender Street,
                                            Vancouver, BC,Canada V6E 3S7

CHARTERED ACCOUNTANTS                       Phone: 604.714.3600 Fax:604.714.3669
                                            Web: manningelliott.com



                                  EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Interest of Named Experts and Counsel" and to the use of our report dated November 30, 2005 included in the Registration Statement on Form SB-2 and related Prospectus of Streamscape Minerals Inc. for the registration of shares of its common stock.


/s/ "Manning Elliott LLP"


MANNING ELLIOTT

CHARTERED ACCOUNTANTS

Vancouver, Canada

December 16, 2005